                                                                     EXHIBIT 2.3


                              VINA VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made as of the 17th day of March, 2003, by and between Larscom Incorporated, a Delaware corporation ("Larscom"), and the stockholders listed on the signature pages hereto (the "Stockholders", and each a "Stockholder").

         WHEREAS, the Stockholders own the number of shares and class or series of capital stock of VINA Technologies, a Delaware corporation ("VINA"), set forth opposite each Stockholder's name on Schedule 1 hereto (all of such shares now owned and any additional shares of capital stock of VINA which may hereafter be acquired by a Stockholder from any source prior to the termination of this Agreement, the "VINA Shares"); and

         WHEREAS, VINA, Larscom and Larscom Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Larscom (the "Transitory Sub"), have entered into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which the Transitory Sub will merge with and VINA (the "First Merger") with VINA as the surviving corporation, followed promptly by the merger of VINA with and into Larscom (the "Second Merger" and collectively with the First Merger, the "Merger") (capitalized terms used and not defined herein have the respective meaning ascribed to them in the Merger Agreement); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Larscom has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

         NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Definitions. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity. "Beneficial ownership," "beneficially own" and similar terms shall refer to beneficial ownership within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 thereunder.

         2. Provisions Concerning the VINA Shares. During the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms or (c) the written agreement of the parties hereto to terminate this Agreement (the "Voting Expiration Date"), each Stockholder agrees that it shall, at any meeting (or any adjournment thereof) of the holders of VINA Common Stock, however called, or in connection with any written consent of the holders of VINA Common Stock, vote (or cause to be voted) the VINA Shares then held of record or beneficially owned by each such Stockholder (unless such shares are otherwise voted pursuant to the proxy granted hereunder), (i) for approval and adoption of the VINA Voting Proposal, including the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) against any action or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of VINA under the Merger Agreement, or could reasonably be expected to result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled,
(iii) against any Acquisition Proposal other than the Merger, the Merger Agreement and transactions contemplated thereby, and (iv) against (A) any other extraordinary corporate transaction other than the Merger, the Merger Agreement and the transactions contemplated thereby, such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving VINA or any of its Subsidiaries or (B) any other proposal or transaction not covered by the foregoing which is intended, or could be reasonably be expected to, impede, frustrate, prevent, hinder, delay or nullify the Merger, the Merger Agreement and the transactions contemplated thereby. Each Stockholder agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

         Each Stockholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of such Stockholder's duties under this Agreement, shall concurrently with the execution of this Agreement execute and deliver to Larscom an irrevocable proxy in the form of Exhibit A hereto, and irrevocably appoints Larscom or its designees, with full power of substitution, its attorney, agent and proxy to vote (or cause to be voted) or, if applicable, to give consent with respect to, all of the VINA Shares in the manner, and with respect to the matters, set forth above. Each Stockholder acknowledges that the proxy executed and delivered by it shall be coupled with an interest, shall constitute, among other things, an inducement for Larscom to enter into the Merger Agreement, shall be irrevocable and binding on any successor in interest of such Stockholder and shall not be terminated by operation of law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any of the VINA Shares heretofore granted by the Stockholders. Such proxy shall terminate upon the Voting Expiration Date. Each Stockholder shall promptly cause to be delivered to Larscom an additional proxy substantially in the form attached hereto as Exhibit A executed on behalf of the record owner of any outstanding shares of VINA Common Stock that such Stockholder owned beneficially (but not of record).

         3. Covenants, Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, hereby represents and warrants to and agrees with Larscom as follows:

         (a) Ownership of VINA Shares. Stockholder is the record and beneficial owner of the VINA Shares set forth on Schedule 1 hereto. On the date hereof, the VINA Shares constitute all of the capital stock of VINA that Stockholder has the right to vote with respect to the VINA Voting Proposal. Stockholder has sole voting power, sole power of disposition, sole power of conversion, sole power to demand appraisal or dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder's VINA Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

         (c) No Conflicts. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration (herein collectively, a "Default")) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of (herein collectively, a "Consent"), any state or federal authority; which Default or violation or the failure to obtain any Consent, in the case of clauses (ii),
(iii) and (iv) above, would have a material adverse effect on the ability of Stockholder to perform Stockholder's obligations hereunder.

         (d) No Encumbrances. The VINA Shares and the certificates representing such VINA Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         (e)      No Solicitation or Negotiation.

                  (i) During the term of this Agreement, Stockholder shall not, and shall cause its Representatives not to on Stockholder's behalf, in both cases in Stockholder's capacity as a Stockholder of VINA, directly or indirectly, (A) solicit, initiate, knowingly encourage or take any other action to facilitate any inquiries or the making, submission or announcement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, with respect to VINA, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, knowingly assist or participate in any effort or attempt by any Person with respect to, or otherwise knowingly cooperate in any way with any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal with respect to VINA, except discussions as to the existence of these provisions, (C) approve, endorse or recommend any Acquisition Proposal with respect to VINA or (D) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to VINA.

                  (ii) Stockholder shall immediately advise Larscom orally, with written confirmation to follow within 48 hours, of any Acquisition Proposal with respect to VINA or any request for nonpublic information in connection with any such Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal with respect to VINA, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the Person making any such Acquisition Proposal or inquiry.

         (f) Non-Interference. During the term of this Agreement, Stockholder shall not, directly or indirectly, take any action that would knowingly make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

         (g) Reliance by Larscom. Stockholder understands and acknowledges that Larscom is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         (h) Transfer of Title. During the term of this Agreement, Stockholder covenants and agrees not to directly or indirectly sell, assign, pledge, hypothecate, transfer, exchange, convert or dispose of (collectively "Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of, any of the VINA Shares, any options or warrants to purchase capital stock of VINA or any interest therein or deposit any of the VINA Shares into a voting trust or enter into a voting trust agreement or arrangement with respect to the VINA Shares, or take any other action with respect to the VINA Shares, or otherwise permit or authorize any of the foregoing actions, other than pursuant to the Merger Agreement or this Agreement.

         (i) Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenter's rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of Stockholder's beneficial or record ownership of any shares of VINA Common Stock. This waiver does not affect Stockholder's appraisal or dissenters' rights with respect to any other transaction.

         4. Further Assurances. From time to time, at VINA's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         5. Stop Transfer. During the term of this Agreement, each Stockholder hereby agrees and consents to the entry of stop transfer instructions with VINA's transfer agent against the transfer of any VINA Shares, consistent with the terms of Section 3(h). During the term of this Agreement, each Stockholder further agrees that it shall not request that VINA or any other Person register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's VINA Shares, unless such transfer is made in compliance with this Agreement and unless the transferee agrees in writing, in form and substance satisfactory to Larscom, to be bound by the provisions hereof for the benefit of Larscom.

         6. Standstill. During the term of this Agreement and except as contemplated by the Merger Agreement, each Stockholder shall not, nor shall such Stockholder permit any of its Representatives on Stockholder's behalf, in both cases in such Stockholder's capacity as a Stockholder of VINA, in any manner, directly or indirectly, to effect, or seek, offer, or propose (whether publicly or otherwise) to effect, or cause or participate in any acquisition of (a) any securities (or beneficial ownership thereof) of Larscom or VINA or (b) any direct or indirect rights or options to acquire any capital stock of Larscom or VINA, (c) any merger, consolidation, tender or exchange offer, or other business combination involving Larscom or VINA.

         7. Termination. This Agreement shall terminate upon the Voting Expiration Date.

         8. Confidentiality. Each Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Stockholder agrees that such Stockholder shall not, and shall cause its Representatives not to, disclose or discuss such matters with anyone not a party to this Agreement (other than Stockholder's and VINA's Representatives) without the prior written consent of Larscom, except for disclosures which Stockholder's counsel advises are necessary in order to fulfill such Stockholder's obligations imposed by law, in which event Stockholder shall give prior notice of such disclosure to VINA as promptly as practicable and in any event prior to the time any such disclosure is made.

         9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Larscom any direct or indirect ownership or incidence of ownership of or with respect to any VINA Shares. All rights, ownership and economic benefits of and relating to the VINA Shares shall remain vested in and belong to the Stockholders, and Larscom shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of VINA or exercise any power or authority to direct the Stockholders in the voting of any of the VINA Shares, except as otherwise provided herein.

         10. No Group. Each Stockholder is acting individually and not as part of a "group" as defined in the Exchange Act.

         11.      Miscellaneous.

         (a) Entire Agreement. This Agreement and the proxy contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

         (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the VINA Shares and shall be binding upon any Person to which record or beneficial ownership of such VINA Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of VINA Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (c) Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of the other parties.

         (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (e) Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery to the party to be notified when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to Larscom:

         Attention: Chief Financial Officer
         Telecopier:

         with a copy to:

         Cooley Godward LLP
         One Maritime Plaza
         20th Floor
         San Francisco, California 94111
         Attention: Jamie E. Chung, Esq.
         Telecopier: (415) 951-3699

         If to the Stockholders:

         To the addresses set forth on the signature pages hereto.

         with a copy to:

         Attention:
         Telecopier:

         (f) Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

         (i) No Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person that is not a party hereto.

         (k) Several Obligations; Capacity. Notwithstanding anything herein to the contrary, (i) the representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint, (ii) the covenants and agreements of the Stockholders under this Agreement shall not require the Representatives of any Stockholder to act (or refrain from acting) in their capacity as an officer or director of VINA and shall not affect the duties and obligations of any Representative of Stockholder acting in his or her capacity as an officer or director of VINA and (iii) no action or failure to take action by any of Stockholder's Representatives in their capacity as an officer or director of VINA shall be deemed to be an action taken by such Stockholder in its capacity as a stockholder of VINA.

         (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         (m) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LARSCOM INCORPORATED

                                       By:  /s/ Daniel L. Scharre
                                            ---------------------------

                                       Name: Daniel L. Scharre
                                             --------------------------

                                       Title: Chief Executive Officer
                                              -------------------------

STOCKHOLDERS:

SIERRA VENTURES V, L.P.

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

SV ASSOCIATES V, L.P.,

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

SIERRA VENTURES VI, L.P.

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

SV ASSOCIATES VI, L.P.,

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

SIERRA VENTURES VII, L.P.

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

SIERRA VENTURES ASSOCIATES VII, LLC
as nominee for its members

By:  /s/ Jeffrey M. Drazan
     ------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   2884 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

                                        JEFFREY M. DRAZAN



                                          /s/ Jeffrey M. Drazan
                                          ----------------------------


                                        Address:        2884 Sand Hill Road
                                                        Suite 100
                                                        Menlo Park, CA 94025
                                                        Tel: (650) 854-1000
                                                        Fax: (650) 854-5593



                                        W. MICHAEL WEST



                                          /s/ W. Michael West
                                          ----------------------------

                                        Address:        14801 Andrew Court
                                                        Saratoga, CA  95070
                                                        Tel: 408-867-5636
                                                        Fax: 408-867-2273



                                        JOHN F. MALONE



                                          /s/ John F. Malone
                                          -----------------------------

                                        Address:        210 Lake Road
                                                        Far Hills, NJ 07931
                                                        Tel: 908-766-0153
                                                        Fax: 908-766-6071

                                        PHILIP J. QUIGLEY



                                          /s/ Philip J. Quigley
                                          ---------------------------

                                        Address:        2241 Forest View Avenue
                                                        Hillsborough, CA  94010
                                                        Tel: 650-347-6100
                                                        Fax: 650-347-6151


                                        PAUL SCOTT



                                          /s/ Paul Scott
                                          ---------------------------

                                        Address:        1230 Magdalena Court
                                                        Los Altos, CA 94024
                                                        Tel: 650-947-9993
                                                        Fax: 650-947-9995


                                        JOSHUA M. SOSKE



                                          /s/ Joshua M. Soske
                                          ---------------------------

                                        Address:        1288 Norval Way
                                                        San Jose, CA  95125
                                                        Tel:  408-264-9038
                                                        Fax:  408-265-9568

                                        STANLEY  E. KAZMIRECZAK



                                          /s/ Stanley E. Kazmireczak
                                          -----------------------------

                                        Address:        20130 Mendelsohn Lane
                                                        Saratoga, CA  95070
                                                        Tel: 408-868-0119
                                                        Fax: 408-868-9025




                                        C. REID THOMAS



                                          /s/ C. Reid Thomas
                                          -----------------------------

                                        Address:        19814 Oakhaven Drive
                                                        Saratoga, CA  95070
                                                        Tel:    (408) 366-1343
                                                        Fax:    (510) 492-0808

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         In order to secure the performance of the duties of the undersigned pursuant to the Voting Agreement, dated as of March ____, 2003 (the "Voting Agreement"), between the undersigned and Larscom Incorporated, a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints Daniel L. Scharre and Donald W. Morgan, and each of them, as the sole and exclusive attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted), and exercise all voting and related rights or, if applicable, to give consent, in such manner as each such attorney, agent and proxy or his/her substitute shall in his/her sole discretion deem proper to record such vote (or consent) in the manner, and with respect to the matters, set forth in Section 2 of the Voting Agreement with respect to all of the VINA Shares (as such term is defined in the Voting Agreement) of VINA Technologies, Inc., a Delaware corporation ("VINA"), which the undersigned is or may be entitled to vote at any meeting of VINA held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Stockholder may vote the VINA Shares on all matters not referred to in this proxy and the attorneys, agents and proxies named above may not exercise this proxy with respect to such other matters. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This proxy shall operate to revoke and render void any prior proxy as to the VINA Shares heretofore granted by the undersigned, and the undersigned agrees that no subsequent proxies will be given by the undersigned with respect to any of the VINA Shares. This proxy shall terminate upon the termination of the Voting Agreement. If any provision of this proxy or any part of such provision is held to be invalid or unenforceable in any circumstances and in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstance and jurisdiction, be deemed amended to conform to applicable law so as to be valid and enforceable to the fullest extent possible, and (b) the invalidity or unenforceability of such provision or part of a provision under such circumstances and in such jurisdiction shall not affect the validity or enforceability (i) of such provision or part thereof under any other circumstance or in any other jurisdiction, (ii) of the remainder of such provision or (iii) of any other provision of this proxy.

Dated:  ______, 2003

                                       By ______________________________________
                                       Name ____________________________________
                                       Title ___________________________________

                                   Schedule 1